Exhibit 99.1

RCF Acquisition Corp. Announces Contributions to Trust Account in Connection With Proposed Extension

Denver, Colorado, April 27, 2023 – RCF Acquisition Corp. (“RCFA” or the “Company”), a special purpose acquisition company, today announced that, in connection with its forthcoming extraordinary general meeting in lieu of annual meeting of shareholders (the “Extraordinary General Meeting”) to seek shareholder approval to, among other proposals, extend the period of time RCFA will have to consummate its initial business combination by 12 months (the “Extension”) from the current deadline of May 15, 2023 until May 15, 2024 (the “Extended Date”), RCFA will deposit, beginning on May 16, 2023, and thereafter on the first day of each month (or if such first day is not a business day, on the business day immediately preceding such first day), additional funds into the trust account (the “Trust Account”) established in connection with RCFA’s initial public offering (the “IPO”) an amount equal to the lesser of (i) $0.03 per public share multiplied by the number of Class A ordinary shares of the Company (the “public shares”) then outstanding and not redeemed in connection with the Extension and (ii) $300,000 (or a pro rata portion thereof if less than a full month), until the earlier of (a) the completion of a business combination and (b) the announcement of the Company’s intention to wind up its operations and liquidate (each such deposit, a “Contribution”) in accordance with the Extension (each date on which a Contribution is to be deposited into the Trust Account, a “Contribution Date”). The maximum aggregate amount of all Contributions will not exceed $3,600,000.

The extraordinary general meeting will be held in person at 10:30 a.m. Eastern Time on May 9, 2023 at the offices of White & Case LLP, located at 1221 Avenue of the Americas, New York, New York 10020. The Company encourages its shareholders to vote in favor of the Extension and each other proposal described in the definitive proxy statement.

The Company’s shareholders of record at the close of business on the record date, March 30, 2023, are entitled to vote the ordinary shares owned by them at the extraordinary general meeting. Every shareholder’s vote is very important, regardless of the number of shares held, and the Company requests the prompt submission of votes.

Shareholders may vote online at https://www.cstproxy.com/rcfacquisitioncorp/2023 by following the instructions on their provided proxy card. If the shares are held in an account at a brokerage firm or bank, shareholders must instruct their respective broker or bank how to vote the shares, or the shareholders may cast their vote online at www.cstproxyvote.com by obtaining a proxy from the respective brokerage firm or bank.

About RCF Acquisition Corp.

RCF Acquisition Corp. is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. For more information, please visit https://rcfacquisitioncorp.com.

Additional Information and Where to Find It

The Company urges investors, shareholders and other interested persons to read the definitive proxy statement dated April 11, 2023 (the “Extension Proxy Statement”), as well as other documents filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), because these documents contain important information about the Company and the Extension. The Extension Proxy Statement was mailed to shareholders of the Company as of a record date of March 30, 2023, on or about April 5, 2023. Shareholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: 1400 Wewatta Street, Suite 850, Denver, Colorado 80202, Attention: Secretary.

Participants in Solicitation

The Company and its directors, executive officers and other members of their management may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposals described therein. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Extension Proxy Statement, which may be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, to which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating the Company’s shareholder approval of the Extension, the Company’s inability to complete an initial business combination within the required time period, and other risks and uncertainties indicated from time to time in filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023, under the heading “Risk Factors,” the Extension Proxy Statement under the heading “Risk Factors” and other documents the Company has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contacts

RCF Acquisition Corp.

(720) 946-1444

info@rcfacquisitioncorp.com